CERTIFICATE OF THE ASSISTANT SECRETARY OF NETS TRUST
		CERTIFYING RESOLUTIONS APPROVING THE
			FIDELITY BOND


	THE UNDERSIGNED, the duly appointed Assistant Secretary of NETS Trust, a Maryland business trust (the "Trust") registered as a management investment company under the Investment Act of 1940, as amended (the "1940 Act"), does hereby certify that the resolutions set forth below were approved by the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" of the Trust, as defined by Section 2(a)(19) of the 1940 Act (the "Independent Trustees"), on February 26, 2008, at a meeting of the Board:

	RESOLVED, that, based upon the information presented at this meeting, the president, treasurer, and each other appropriate officer of NETS Trust (the "Trust") be, and each hereby is, authorized and directed to take all necessary actions for the Trust to purchase coverage for the period from February 26, 2008 to February 26, 2009 in the amount of $2,500,000 under a fidelity bond to be issued by Federal Insurance Company (Chubb), as discussed at this meeting; and

	FURTHER RESOLVED, that the proposed form and amount of the fidelity bond discussed at the meeting and the payment of the premium to be paid by the Trust thereunder are approved by the Board of Trustees of the Trust (the "Board"), including a majority of trustees of the Trust who are not interested persons with respect to the Trust, after consideration of all factors deemed relevant by the Board, including but not limited to the nature of the business activities of the Trust, the amount of fidelity bond, the amount of the premium of such bond, the expected value of the assets of the Trust, the type and terms of the arrangements made for the custody of the Trust's assets and the nature of the securities in the portfolios of each series of the Trust (each a "Fund" and collectively, the "Funds"); and

	FURTHER RESOLVED, that the premium payable by the Trust for the fidelity bond be allocated among the Funds on the basis of relative net assets; and

	FURTHER RESOLVED, that any President, any Vice President, Secretary, Assistant Secretary or Treasurer be, and hereby is, designated as the proper officer to give notices and make filing pursuant to Paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").


IN WITNESS WHEREOF, I have hereunto set my hand as such officer of the Trust this 10th day of June, 2008.


						NETS Trust

						/s/ Gregory Pickard
						______________________
						Gregory Pickard, Esq.
						Assistant Secretary